Exhibit 99.1
WVT CFO Resigns
(Warwick, NY, November 17, 2006) Mr. Michael A. Cutler has informed Warwick Valley Telephone Company (Nasdaq: WWVY) that he is resigning as Vice President and Chief Financial Officer and Treasurer effective December 1, 2006, to pursue other business interests.

Contact:	Warwick Valley Telephone Co.
Herbert Gareiss, Jr.
President & CEO
(845) 986-8080